EXHIBIT 99.2

Oblong Deploys $8M in Fully Staked $TAO to Capitalize on Decentralized AI Surge

Strategic initial $8M $TAO position staked through top validator to support the ecosystem and compound returns.

Oblong becomes a high-leverage public proxy for Bittensor’s AI ecosystem and AI commodity market.

Driving yield, scale, and upside across crypto’s most explosive decentralized AI networks.

Denver, CO – August 7, 2025 – Oblong (Nasdaq: OBLG), leading the charge in innovative treasury strategies, today announces it has now invested $8 million in Bittensor ($TAO), fully staked with a trusted main validator. This bold move underscores Oblong’s unwavering belief in decentralized and distributed AI as a game-changer, enabling global innovators to build open-source intelligence without centralized gatekeepers.

In Bittensor, staking means putting $TAO to work to support the network’s operations and reward top AI innovators, much like how Ethereum investors stake tokens to secure the blockchain and earn profits. Unlike Ethereum, Bittensor’s staking directly fuels a global AI marketplace, driving breakthroughs in every AI silo from serverless compute, multi-modal AI to advanced text prompting and reasoning akin to a "decentralized ChatGPT". By staking its entire $TAO position, Oblong reinvests in this ecosystem, strengthening innovation and aligning with its vision of a decentralized AI future.

“Our $8 million $TAO investment, fully staked for strong returns, shows our commitment to a decentralized AI revolution,” said Pete Holst, CEO of Oblong. “Our goal is to build wealth for investors while advancing a global AI community.”

Oblong will continue to evaluate additional $TAO purchases on a weekly basis. The Company is also exploring partnerships within the Bittensor ecosystem to potentially develop technology offerings, further aligning its operational and treasury strategies. Transparent updates on treasury performance, including staking yields and token holdings, will be provided in Oblong’s Q2 2025 financial results and at upcoming investor conferences.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) is building a robust cryptocurrency treasury focused on decentralized artificial intelligence (AI) and the acquisition of $TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI. By championing open-source intelligence, Oblong offers unmatched opportunities for retail and institutional investors

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements and include, but are not limited to, statements regarding market opportunity and the Company’s new Bittensor-centric AI and digital asset strategy. Oblong’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company’s plans to: i) deliver returns through staking $TAO, ii) explore partnerships within the Bittensor ecosystem to potentially develop technology offerings, further aligning its operational and treasury strategies, and iii) offer unmatched opportunities for retail and institutional investors. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events and involve factors, risks, and uncertainties, including market and other conditions and the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, the Company’s Form 8-K filed on June 6, 2025 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company cannot give any assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@Oblong.com

(213) 683-8863 ext. 5